EXHIBIT 12

Opinion and Consent of Counsel regarding certain tax matters and consequences to stockholders.










                                                   September 13, 2002


EIS Fund, Inc.
c/o Bear Stearns Funds Management Inc.
383 Madison Avenue
New York, New York 10179

The Cornerstone Strategic Return Fund, Inc.
c/o Bear Stearns Funds Management Inc.
383 Madison Avenue
New York, New York 10179

Ladies and Gentlemen:

           We have acted as counsel to EIS Fund, Inc. (the "Acquiring Fund"), a New York corporation and The Cornerstone Strategic Return Fund, Inc. (the "Target Fund"), a Maryland corporation, in connection with the Merger Agreement and Plan of Reorganization (the "Agreement") dated as of October __, 2002 between the Acquiring Fund and the Target Fund. The Agreement describes a proposed transaction (the "Transaction") to occur on or about October __, 2002 (the "Exchange Date"), pursuant to which the Acquiring Fund will acquire substantially all of the assets of the Target Fund in exchange for shares of Common Stock in the Acquiring Fund (the "Acquiring Fund Shares") and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund following which the Acquiring Fund Shares received by the Target Fund will be distributed by the Target Fund to its shareholders in liquidation and termination of the Target Fund. This opinion as to certain federal income tax consequences of the Transaction is furnished to you pursuant to the terms of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.









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           The Target Fund is registered under the Investment Company Act of
1940, as amended (the " 1940 Act"), as a diversified closed-end management investment company. The Target Fund has elected to be a regulated investment company for federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code").

           The Acquiring Fund is registered under the 1940 Act as a non-diversified closed-end management investment company. The Acquiring Fund has registered as a closed-end investment company under the 1940 Act.

           In rendering our opinion, we have reviewed and relied upon the Agreement, the Proxy Statement/Prospectus and the Registration Statement (including the items incorporated by reference therein). We have relied, without independent verification, upon the factual statements made therein, and assume that there will be no change in material facts disclosed therein between the date of this letter and the date of closing of the transaction. We further assume that the transaction will be carried out in accordance with the
Agreement:

           1. The Target Fund will transfer to the Acquiring Fund all of its assets, and the Acquiring Fund will assume all of the liabilities of the Target Fund, as of the Exchange Date.


           2. The fair market value of the Acquiring Fund Shares received by each eligible Target Fund shareholder will be equal to the fair market value of the Target Fund shares surrendered in exchange therefor. The eligible Target Fund shareholders will receive no consideration other than Acquiring Fund Shares (which may include fractional shares) in exchange for their shares of Common Stock in the Target Fund (the "Target Fund Shares"). Less than 1% of the Target Fund shareholders will not be eligible to receive Acquiring Fund Shares, rather the ineligible Target Fund shareholders will receive cash in an amount equal to the five day trading average for the five business days prior to the effective date of the merger.

           3. To the knowledge of the management of the Target Fund: (i) there is no plan or intention by any Target Fund shareholder who owns 5 % or more of the total outstanding Target Fund Shares; and (ii) there is no plan or intention on the part of the remaining Target Fund shareholders to sell, exchange, or otherwise dispose of a number of Acquiring Fund Shares received in the Transaction that would reduce the Target Fund shareholders' ownership of Acquiring Fund Shares to a number of Acquiring Fund Shares having a value, as of the date of the Transaction, of less than 50 percent of the value of all of the formerly outstanding Target Fund Shares as of the same date.


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           4. The Acquiring Fund has no plan or intention to reacquire any of the Acquiring Fund Shares issued in the Transaction, except for Acquiring Fund Shares reacquired in the ordinary course of its business as a closed-end investment company pursuant to its share repurchase plan.

           5. The Acquiring Fund will acquire the fair market value of all of the net assets and gross assets held by the Target Fund immediately prior to the Transaction and the Target Fund will cease to exist. For purposes of this representation, (a) amounts paid by the Target Fund, out of the assets of the Target Fund, to the Target Fund shareholders as a repurchase of Target Fund Shares, where such repurchases, if any, appear to be initiated by Target Fund shareholders in connection with or as a result of the Agreement or the Transaction, and (b) amounts used to effect all such repurchases and distributions (except for regular, normal dividends declared and paid in order to ensure the Target Fund's continued qualification as a regulated investment company and to avoid fund-level tax) made by the Target Fund immediately preceding the transfer will be included as assets of the Target Fund held immediately prior to the Transaction. Further, to the best of the knowledge of the managements of each of the Acquiring Fund and the Target Fund, this representation will remain true even if the amounts, if any, that the Acquiring Fund pays after the Transaction to Acquiring Fund shareholders who are former Target Fund shareholders as a repurchase of Acquiring Fund Shares received in exchange for Target Fund Shares, where such repurchases, if any, appear to be initiated by such shareholders in connection with or as a result of the Agreement or the Transaction, are considered to be assets of the Target Fund that were not transferred to Acquiring Fund.

           6. The fair market value of the assets transferred to the Acquiring Fund by the Target Fund will equal or exceed the sum of the liabilities to be assumed by the Acquiring Fund.

           7. The Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the assets of the Target Fund acquired in the Transaction, except for dispositions made in the ordinary course of its business as an closed-end investment company (i e., dispositions made in the ordinary course of business and independent of the Transaction).

           8. The liabilities of the Target Fund to be assumed by the Acquiring Fund were incurred by the Target Fund in the ordinary course of its business and are associated with the assets transferred to the Acquiring Fund. For purposes of this paragraph, expenses of the Transaction are not treated as liabilities.

           9. All fees and expenses, including accounting expenses, portfolio transfer taxes (if any) or other similar expenses incurred in connection with the Reorganization will be paid by each party respectively.


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           10. For federal income tax purposes, the Target Fund qualifies as a regulated investment company, and the provisions of Sections 851 through 855 of the Code apply to the Target Fund for its current taxable year beginning January 1, 2002 and will continue to apply to it through the Exchange Date.

           11. The Acquiring Fund intends to qualify as a regulated investment company for the fiscal year ending December 31, 2002.

           12. The Acquiring Fund does not own, directly or indirectly, any Target Fund Shares.

           13. There is no intercorporate indebtedness existing between the Target Fund and the Acquiring Fund.

           14. The Target Fund will distribute the Acquiring Fund Shares it receives in the Transaction to its shareholders as provided in the Agreement.

           15. The Target Fund is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

           Based on the foregoing representations and our review of the documents and items referred to above, we are of the opinion that for federal income tax purposes:

                     (i) the transfer by the Target Fund of substantially all of its assets to the Acquiring Fund, solely in exchange for Acquiring Fund Shares, is a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code");

                     (ii) no gain or loss will be recognized by the Target Fund upon the transfer of substantially all of the Target Fund's assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares;

                     (iii) no gain or loss will be recognized by the Acquiring Fund on receipt of the assets of the Target Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Target Fund;

                     (iv) the basis of the assets of the Target Fund in the hands of the Acquiring Fund is, in each instance, the same as the basis of those assets in the hands of the Target Fund immediately prior to the Transaction;

                     (v) the holding period of the Target Fund's assets in the hands of the Acquiring Fund includes the holding period during which the assets were held by the Target Fund;

                     (vi) no gain or loss is recognized to the eligible Target Fund shareholders upon the receipt of Acquiring Fund Shares solely in exchange for the Target Fund Shares;

                    (vii) gain or loss may be recognized by the ineligible Target Fund shareholders upon the receipt of cash.


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                     (viii) the basis of the Acquiring Fund Shares received by
the Target Fund shareholders is, in each instance, the same as the basis of the Target Fund Shares surrendered in exchange therefor; and

                     (ix) the holding period of the Acquiring Fund Shares received by the Target Fund shareholders includes the holding period during which Target Fund Shares surrendered and exchanged therefor were held, provided that such shares were held as a capital asset in the hands of the Target Fund shareholders on the Exchange Date.

           This opinion is rendered solely for the benefit of satisfying the conditions set forth in the Agreement and is intended solely for your benefit and may not be relied upon by any other person or for any other purpose without our prior written consent, and we hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the registration of the Acquiring Fund's shares.

                                               Very truly yours,






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